SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

          [ ] Preliminary proxy statement
          [X] Definitive proxy statement
          [ ] Definitive additional materials
          [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           VACATION BREAK U.S.A., INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
          [X] No fee required.
          [ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4)
              0-11.
          (1) Title of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction applies:

                                       N/A

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                       N/A

          (4) Proposed maximum aggregate value of transaction:

                                       N/A

          (5) Total fee paid:

                                       N/A

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount previously paid:

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          (2) Form, schedule or registration statement no.:

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          (3) Filing party:

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          (4) Date Filed:

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


                           VACATION BREAK U.S.A., INC.
                             6400 N. Andrews Avenue
                             Park Plaza - Suite 200
                          Ft. Lauderdale, Florida 33309
                               ___________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held on June 27, 1997
                               ___________________

To the Shareholders of Vacation Break U.S.A., Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Vacation Break U.S.A., Inc., a Florida corporation (the "Company"), will be held at 12:00 p.m., local time, on Friday, June 27, 1997, at the Sea Gardens Beach and Tennis Resort, 615 N. Ocean Blvd., Pompano Beach, Florida, for the following purposes:

     (1) To consider and vote upon a proposal approving an amendment to the Company's Articles of Incorporation to provide that the number of directors constituting the Company's Board of Directors shall not be less than three (3) nor more than fifteen (15);

     (2) To elect ten members to the Company's Board of Directors to hold office until the Company's 1998 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     (3) To consider and vote upon a proposal approving an amendment to the Company's Directors' Stock Option Plan to increase from 40,000 to 100,000 the number of shares of Common Stock reserved for issuance pursuant to the Directors' Stock Option Plan; and

     (4) To transact such other business as may properly come before the Annual Meeting, including any and all adjournments or postponements thereof.

     All shareholders are cordially invited to attend the Annual Meeting; however, only shareholders of record at the close of business on April 30, 1997 are entitled to vote at the Annual Meeting or any adjournments thereof.

     Should you have any questions concerning the accompanying Proxy Statement, or require assistance in completing your proxy card, please feel free to contact Kevin Sheehan, President of the Company, or Henry Cairo, Chief Financial Officer of the Company, at 6400 N. Andrews Avenue, Park Plaza - Suite 200, Ft. Lauderdale, Florida 33309, (954) 351-8500.

                                      By Order of the Board of Directors


                                      RALPH P. MULLER
                                      Chairman of the Board and
                                      Chief Executive Officer
Fort Lauderdale, Florida
June 7, 1997


     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         ANNUAL MEETING OF SHAREHOLDERS
                         OF VACATION BREAK U.S.A., INC.

                              _____________________

                                 PROXY STATEMENT
                              _____________________

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vacation Break U.S.A., Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held at 12:00 p.m., local time, on Friday, June 27, 1997, at the Sea Gardens Beach and Tennis Resort, 615 N. Ocean Blvd., Pompano Beach, Florida, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

     The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is June 7, 1997. The Company's principal executive offices are located at 6400 N. Andrews Avenue, Park Plaza - Suite 200, Ft. Lauderdale, Florida 33309, and its telephone number is
(954) 351-8500.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving a proxy so desire. Shareholders have an unconditional right to revoke their proxies at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's principal executive offices a written revocation or duly executed proxy bearing a later date; however, no such written revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses incurred in so doing.

                             PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

     (1) To consider and vote upon a proposal approving an amendment to the Company's Articles of Incorporation to provide that the number of directors constituting the Company's Board of Directors shall not be less than three (3) nor more than fifteen (15);

     (2) To elect ten members to the Company's Board of Directors to hold office until the Company's 1998 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     (3) To consider and vote upon a proposal approving an amendment to the Company's Directors' Stock Option Plan to increase from 40,000 to 100,000 the number of shares of Common Stock reserved for issuance pursuant to the Directors' Stock Option Plan; and

     (4) To transact such other business as may properly come before the Annual Meeting, including any and all adjournments or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (1) FOR the proposal approving the amendment of the Articles of Incorporation to provide that the number of directors constituting the Company's Board of Directors shall not be less than three (3) nor more than fifteen (15),
(2) FOR the election of the ten nominees for director named below, and (3) FOR the proposal approving the amendment of the Directors' Stock Option Plan to increase from 40,000 to 100,000 the number of shares of Common Stock reserved for issuance pursuant to the Directors' Stock Option Plan. In the event a shareholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made.

     The Board does not know of any other matters that may be brought before the Annual Meeting nor does it have reason to believe that proxy holders will have to vote for substitute or alternate nominees. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on April 30, 1997 as the record date (the "Record Date"), for determining shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 8,612,525 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of a majority of the issued and outstanding shares of Common Stock is required to approve the amendment to the Articles of Incorporation to provide that the number of directors constituting the Company's Board of Directors shall not be less than three (3) nor more than fifteen (15). The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to approve the amendment to the Directors' Stock Option Plan to increase from 40,000 to 100,000 the number of shares of Common Stock reserved for issuance pursuant to the Directors' Stock Option Plan. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, unless such matter is one for which a greater vote is required by law or by the Company's Articles of Incorporation or Bylaws. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Ralph P. Muller, the Chairman of the Board and Chief Executive Officer of the Company, has indicated his intention to vote all of the shares of Common Stock owned by him or his affiliates in favor of each of the nominees for director and for each of the other matters to be presented at the Annual Meeting. As of April 30, 1997, Mr. Muller and his affiliates beneficially owned approximately 60.1% of the Common Stock and it is therefore likely that all nominees for director will be elected and all other matters to be presented at the Annual Meeting will be approved. Mr. Muller's undertaking to vote in favor of each such matter is subject to his obligation to discharge faithfully his duty as a director, officer and principal shareholder of the Company.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but will not be counted as votes cast "for" or "against" any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered as shares present at the Annual Meeting, and will not be considered to have cast votes on any matters addressed at the Annual Meeting.

     A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's offices, 6400 N. Andrews Avenue, Park Plaza, Suite 200, Ft. Lauderdale, Florida for a period of ten (10) days prior to the Annual Meeting and at the Annual Meeting itself for examination by any shareholder.


                               SECURITY OWNERSHIP

     The following table sets forth information as of the Record Date with respect to the beneficial ownership of shares of the Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and director nominee of the Company,
(iii) the Company's Chief Executive Officer and each named executive officer listed in the Summary Compensation Table below (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group:


           Name and Address of                 Amount and Nature        Percentage of Outstanding
           Beneficial Owner(1)                   of Beneficial                 Shares Owned
                                                  Ownership(2)
-----------------------------------------------------------------------------------------------------
Ralph P. Muller ....................             5,172,026(3)                    60.1%
Kevin Sheehan.......................             1,291,072(4)                    15.0%
Joyce North.........................               450,000(5)                     5.2%
Henry M. Cairo......................                25,000(6)                      *
Steven McPhee.......................                12,500(7)                      *
Marco Manzie........................                17,500(8)                      *
Richard Adrey.......................                 4,000(9)                      *
Ronald J. Korn......................                 5,500(10)                     *
Arthur Weinstein....................                 2,500(11)                     *
Allen C. Harper.....................                 2,200(12)                     *
Michael J. Kollender................                 8,000(13)                     *
Edward R. Allen.....................                 1,000                         *
Francis X. Maguire..................                     0                         *
All directors  and  executive  officers
    as a group (13 persons).........             6,578,798(14)                   76.4%

____________________
 *       Less than 1%.
(1)      Unless  otherwise  indicated,  the  address  of each of the  beneficial  owners  identified  above  is c/o
         Vacation Break U.S.A.,  Inc.,  6400 N. Andrews  Avenue,  Park Plaza - Suite 200, Ft.  Lauderdale,  Florida
         33309.
(2)      A person is deemed to be the  beneficial  owner of  securities  that can be acquired by such person within
         60 days upon the  exercise  of options or  warrants.  Each  beneficial  owner's  percentage  ownership  is determined  by assuming  that options or warrants  that are held by such person (but not those held by any other person) and that are exercisable  within 60 days have been exercised.  Unless  otherwise  noted, the
         Company  believes that all persons named in the table have sole voting and  investment  power with respect to all shares of Common Stock beneficially owned by them.
(3)      Includes  5,150,526  shares of Common Stock held by R & A Partnership,  Ltd., a Texas limited  partnership
         (the "Partnership").  RPM Investments,  Inc., a Texas corporation  wholly-owned by Mr. Muller, is the sole general  partner  of  the  Partnership.  Mr.  Muller  along  with  his  wife  and  children  hold  limited partnership  interests  in the  Partnership.  Also  includes  (i) 21,500  shares of Common  Stock owned by
         Ralph P.  Muller and Alice  Muller,  his wife,  as joint  tenants  with  rights of  survivorship  and (ii)
         350,000  shares of Common  Stock  subject to an option  granted to Joyce North.  See Note (5) below.  Does not include  165,902  shares of Common  Stock  beneficially  owned by The Ralph Muller  Irrevocable  Trust established  for the  benefit  of Mr.  Muller's  children,  as to which Mr.  Muller  disclaims  beneficial ownership.
(4)      Includes  37,500  shares of Common  Stock  issuable  at $5.50 per share  upon the  exercise  of  currently exercisable  options.  Also includes  50,000 shares subject to an option granted to Joyce North.  See note
         (5) below.

                                       3

(5)      Includes:  (1) 50,000  shares of Common  Stock  issuable at $5.00 per share upon the exercise of currently exercisable  options;  (ii) 350,000 outstanding shares of Common Stock purchasable at $5.00 per share upon the  exercise of a currently  exercisable  option  granted to Ms.  North by Mr.  Muller;  and (iii) 50,000 outstanding  shares of Common  Stock  purchasable  at $5.00 per share  upon the  exercise  of a  currently exercisable option granted to Ms. North by Mr. Sheehan.
(6)      Represents  25,000  shares of Common  Stock  issuable at $5.00 per share upon the  exercise  of  currently exercisable options.
(7)      Represents  12,500  shares of Common  Stock  issuable at $6.50 per share upon the  exercise  of  currently exercisable options.
(8)      Represents  shares of Common Stock issuable at $5.00 per share upon the exercise of currently  exercisable options.
(9)      Includes  2,000  shares of  Common  Stock  issuable  at $6.50 per share  upon the  exercise  of  currently exercisable options granted under the Directors' Stock Option Plan.
(10)     Includes  2,000  shares of  Common  Stock  issuable  at $6.50 per share  upon the  exercise  of  currently exercisable options granted under the Directors' Stock Option Plan.
(11)     Includes  2,000  shares of  Common  Stock  issuable  at $6.50 per share  upon the  exercise  of  currently exercisable options granted under the Directors' Stock Option Plan.
(12)     Includes  2,000  shares of  Common  Stock  issuable  at $6.50 per share  upon the  exercise  of  currently exercisable options granted under the Directors' Stock Option Plan.
(13)     Includes currently  exercisable  options to purchase 2,000 shares of Common Stock at $10.50 per share that were granted  pursuant to the Company's  Directors' Stock Option Plan and currently  exercisable  warrants to purchase  5,000  shares of Common  Stock at $6.00 per share that were  granted in  connection  with the
         Company's initial public offering.
(14)     See footnotes (3) - (13) above.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written or oral representations that no other reports were required for such persons, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with.



                         ELECTION OF DIRECTORS; NOMINEES

     The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the majority of the Board of Directors. The Board of Directors has fixed at ten (10) the number of directors that will constitute the Board of Directors for the ensuing year, assuming approval of the amendment to the Company's Articles of Incorporation to provide that the number of directors constituting the Company's Board of Directors shall not be less than three (3) nor more than fifteen (15), with the exact number of directors to be fixed from time to time in the manner provided in the Company's Bylaws. Each director elected at the Annual Meeting will serve for a term expiring at the Company's 1998 Annual Meeting of Shareholders or when his or her successor has been duly elected and qualified.

     The following table sets forth certain information with respect to the persons who have been nominated by the Company to be elected as directors at the Annual Meeting. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that one or more nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors of the Company.

                   Name                     Age                         Position with Company
----------------------------------- ----------------- -------------------------------------------------

Ralph P. Muller                               56      Chairman of the Board of Directors and Chief
                                                      Executive Officer
Kevin Sheehan                                 38      President and Director
Joyce North                                   54      Executive Vice President - Sales and Director
Henry M. Cairo                                49      Chief Financial Officer and Chief Operating
                                                      Officer and Director
Steven McPhee                                 55      Executive Vice President - Corporate
                                                      Development and Director Nominee
Richard Adrey                                 50      Director
Ronald J. Korn                                55      Director
Michael J. Kollender                          31      Director
Edward R. Allen                               56      Director Nominee
Francis X. Maguire                            63      Director Nominee

     Ralph P. Muller co-founded the Company, and has been serving the Company full-time since its inception in 1985 as Chairman of the Board and Chief Executive Officer, and served as President of the Company from its inception until May 1995. Mr. Muller is also the President, Chief Executive Officer and Director of each of Serenity Homes, Inc., a company engaged in the business of purchasing and developing for sale residential real property, Sea America, Inc., a company engaged in the business of owning and administering a fleet of fishing and recreational boats as part of a 400-member boat club, and USA Today Realty, a full-service real estate brokerage firm. Mr. Muller has over 25 years of experience in the vacation/leisure industry. Mr. Muller has served on the South Florida Better Business Bureau.

     Kevin M. Sheehan co-founded the Company and has served as President and a director of the Company since May 1995. Mr. Sheehan served as Executive Vice President of the Company from January 1991 until May 1995. From October 1987 to January 1991, Mr. Sheehan served as the Company's Vice President - Marketing. Prior to joining the Company in 1987, Mr. Sheehan served in various positions in the vacation interval ownership industry.

     Joyce North has served as the Executive Vice President - Sales of the Company since January 1991 and as a director of the Company since May 1995. From 1980 to 1990, Ms. North marketed and sold vacation interval ownership interests for independent developers in the Pocono Mountains in Pennsylvania, Williamsburg, Virginia and French Lick, Indiana.

     Henry M. Cairo, a certified public accountant and an attorney-at-law, has served as Chief Financial Officer and Chief Operating Officer of the Company since June 1995 and has been a director of the Company since the consummation of the Company's initial public offering in December 1995. From December 1990 to May 1995, Mr. Cairo was a partner with the certified public accounting firm of Checker Simon & Rosner, where he specialized in the hospitality and real estate industries. Prior to joining Checker Simon & Rosner, Mr. Cairo was a partner with Laventhol & Horwath, an accounting firm. Mr. Cairo has over 14 years of experience in the vacation interval ownership industry, representing developers, lenders, marketing and management companies and homeowner associations. Mr. Cairo is a member of ARDA, where he has spoken at numerous conferences on subjects relating to the vacation interval ownership industry, including developer profitability and operational matters. Mr. Cairo currently serves as a member of the ARDA Resort Development Forum, and formerly served as the Chairman of the ARDA Accounting and Taxation Committee and Finance Committee.

     Steven McPhee has served as Executive Vice President - Corporate Development of the Company since February 1996. Prior to joining the Company, Mr. McPhee was the President of IMC Consulting Corporation, a private business consulting firm specializing in the resort/recreation industry. Mr. McPhee has been involved in the resort/recreation industry in various capacities since 1976. Mr. McPhee has been a member of ARDA since 1976. Mr. McPhee currently serves on the ARDA Meetings Committee and the ARDA Sales and Marketing Task Force.

     Richard Adrey, the President of Coastline Financial Group, Inc., a firm which serves as principal or advisor in the placement of debt or equity securities, has been a director of the Company since the consummation of the Company's initial public offering in December 1995. Prior to joining Coastline Financial Group, Inc. in 1992, from 1986 until 1991, Mr. Adrey served as the Senior Vice President of Associated Investment Company, a company engaged in arranging for the financing, syndication and sale of real estate.

     Ronald J. Korn, a certified public accountant and an attorney-at-law, has been a director of the Company since the consummation of the Company's initial public offering in December 1995. Since July 1991, Mr. Korn has served as President of Ronald Korn Consulting, a business consulting firm, and as Chairman of the Board of Carole Korn Interiors, Inc., an interior design firm. From 1961 to 1991, Mr. Korn was a partner with the certified public accounting firm of KPMG Peat Marwick, including six years in which Mr. Korn served as Managing Partner of KPMG Peat Marwick's Miami, Florida office. Since October 1991, Mr. Korn has served as a director and Chairman of the Compensation and Audit Committees of the Board of Directors of Engle Homes, Inc., a company whose common stock is traded on the NASDAQ National Market. Since 1996, Mr. Korn has served as a director of Magicworks Entertainment Incorporated, a public company.

     Michael J. Kollender has been a director of the Company since August 1996. Mr. Kollender is a Senior Vice President, Investment Banking, at Josephthal Lyon & Ross Incorporated ("Josephthal"), an investment banking firm. Prior to joining Josephthal, from 1987 to 1994 Mr. Kollender was a Senior Manager at BDO Seidman, a national certified public accounting firm. Mr. Kollender is a member of both the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

     Edward R. Allen has held various offices at InterCoastal Communities, Inc., a real estate development company, since 1981. Mr. Allen currently serves as Chairman of the Board and Chief Executive Officer of InterCoastal. Mr. Allen is a Director of Chateau Communities, Inc., a company whose securities are traded on the New York Stock Exchange.

     Francis X. Maguire has served since 1985 as the President and Chief Executive Officer of Hearth Communications Inc., a management consulting communications firm. He has previously served, among other positions, as Senior Vice President at Federal Express, Senior Vice President at Kentucky Fried Chicken, and Director of Marketing and Public Relations at American Airlines.



                                   MANAGEMENT

Election of Executive Officers

     The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors, subject to the terms of employment agreements with the Company. See "Executive Compensation-Employment Contracts and Termination of Employment and Change-in-Control Agreements."

     Information concerning the Company's executive officers is included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended, which report was first filed with the Securities and Exchange Commission on March 31, 1997.

Committees of the Board of Directors and Meeting Attendance

     During the year ended December 31, 1996, the Company's Board of Directors held 10 meetings and took certain actions by written consent once. No director attended fewer than 75% of the meetings of the Board of Directors or any committee thereof held during 1996 during the period of such director's service.

     The only committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board does not have a nominating or similar committee.

     Messrs. Adrey, Korn and Harper are the current members of the Audit Committee, which held four meetings during 1996. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls and (d) having general responsibility for all related auditing matters.

     Messrs. Weinstein, Korn and Harper are the current members of the Compensation Committee, which held three meetings during 1996. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Company's 1995 Stock Option Plan.

Directors' Fees and Compensation

     Directors who are not employees of the Company each receive an annual retainer of $10,000. In addition, in March 1997 the Board of Directors approved, and each of the nonemployee directors of the Company received, an additional $10,000 retainer. No director of the Company receives any directors' fees for attendance at meetings of the Board of Directors or committees thereof, although members of the Board do receive reimbursement for actual travel-related expenses incurred in connection with their attendance at meetings of the Board of Directors. Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth, for the years ended December 31, 1996, 1995 and 1994, the aggregate compensation awarded to, earned by or paid to the Named Executive Officers. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during such fiscal years.

                                            Summary Compensation Table

                                                                                                    Long-Term
                                                   Annual Compensation                          Compensation Award
                            --------------------------------------------------------------------------------------
                                                                                All Other
                                                                                  Annual
Name and Principal Position    Year             Salary             Bonus     Compensation(1)      Options(#)(2)
------------------------------------------------------------------------------------------------------------------
Ralph P. Muller
  Chairman of the Board        1996         $   375,000                 -0-                -0-                  -0-
  and Chief Executive          1995          $1,297,643        $     75,000                -0-                  -0-
  Officer                      1994                 -0-          $1,351,547        $266,344(3)                  -0-

Kevin Sheehan
  President                    1996         $   365,000                 -0-                -0-                  -0-
                               1995          $1,105,215        $     75,000                -0-               75,000
                               1994                 -0-          $1,205,597                -0-                  -0-

Joyce North                    1996         $   350,000         $   330,000                -0-                  -0-
  Executive Vice President     1995         $   175,564         $   858,072                -0-              100,000
  - Sales                      1994                 -0-         $   992,500                -0-                  -0-

Henry M. Cairo                 1996         $   250,000                 -0-                -0-                  -0-
  Chief Financial Officer      1995         $   138,640         $    75,000                -0-               50,000
  and Chief Operating          1994                 -0-                 -0-                -0-                  -0-
  Officer (4)

Marco Manzie                   1996         $   166,000         $   170,000                -0-                  -0-
  Vice President - Resort      1995         $   184,462         $    75,000                -0-               35,000
  Services                     1994         $   141,254                 -0-                -0-                  -0-

Steven McPhee                  1996         $   185,000                 -0-                -0-               25,000
  Executive Vice - President   1995                 -0-                 -0-                -0-                  -0-
  Corporate Development (5)    1994                 -0-                 -0-                -0-                  -0-

(1)      Does not include the dollar value of personal  benefits,  such as the cost of automobiles and health  insurance,  the aggregate value of which for each Named Executive  Officer was less than 10% of such Named Executive Officer's salary and bonus.
(2)      The amounts in this column represent options granted pursuant to the Company's 1995 Stock Option Plan.
(3)      Represents  premiums  paid by the Company  under  insurance  policies  on the lives of Mr.  Muller and his spouse.
(4)      Mr. Cairo joined the Company in June 1995.  Therefore,  compensation  information for the fiscal year 1995 represents the period from June 1995 through  December 1995, and no compensation  information is presented for Mr. Cairo for 1994.
(5)      Mr. McPhee joined the Company in February 1996.  Therefore,  compensation  information for the fiscal year
         1996 represents the period from February 1996 through  December 1996, and no  compensation  information is presented for Mr. McPhee for 1995 or 1994.


Employment Contracts and Termination of
Employment and Change-in-Control Arrangements

     The Company has entered into employment agreements, effective as of January 1, 1996, with Ralph P. Muller, Chairman of the Board and Chief Executive Officer of the Company, Kevin Sheehan, President, Joyce North, Executive Vice President
- Sales, Henry M. Cairo, Chief Financial Officer and Chief Operating Officer, Steven McPhee, Executive Vice President - Corporate Development and Marco Manzie, Vice President - Resort Operations. In the case of Messrs. Muller, Sheehan, Cairo, McPhee, Manzie and Ms. North, these agreements will expire in December 1997, subject to automatic one-year renewal periods unless 60 days prior written notice is given by the Company or such executive. These agreements provide for an annual base salary to Mr. Muller, Mr. Sheehan, Ms. North, Mr. Cairo, Mr. McPhee and Mr. Manzie of $375,000, $365,000, $350,000, $250,000,
$200,000, and $166,000, respectively. The employment agreements of Messrs. Muller, Sheehan, Cairo, and McPhee also provide for an annual bonus as determined by a majority of disinterested members of the Company's Board of Directors, subject to a maximum bonus during the first two years of each such agreement of $375,000, $365,000, $250,000, and $200,000, respectively. The employment agreement of Ms. North provides for an annual bonus equal to (A) 3.0% of the Company's income before taxes, and (B) an additional amount equal to $100,000 if the Company's net income before taxes exceeds $12.5 million, and an additional $100,000 for each incremental increase of $5 million of net income before taxes in excess of $12.5 million, subject to a maximum bonus during the first two years of her employment agreement commencing January 1, 1996 of $625,000. Upon the Company's termination of the employment of any of the executives for any reason other than for cause, as specified in their respective employment agreements, each of the executives shall be entitled to receive a payment equal to (A) 12 months' base salary at the then prevailing rate plus (B) 100% of the most recent annual bonus paid to the executive under his or her employment agreement. Upon termination for "cause" or upon voluntary resignation, each of these executives shall be entitled to receive his or her base salary through the date of such termination and, in the case of voluntary resignation, subject to the approval of the Company's Board of Directors, his or her bonus, reduced, pro rata, to reflect the duration of his or her employment by the Company prior to such resignation. In addition, upon the actual or constructive termination of employment of Ms. North, Mr. Cairo or Mr. McPhee following the occurrence of a change in effective control of the Company, such person shall be entitled to receive a payment equal to (A) 200% of his or her base salary at the rate prevailing at the time of such change in control plus
(B) 200% of the most recent annual bonus paid to him or her under his or her employment agreement, and Mr. Manzie shall be entitled to receive a payment equal to (A) 100% of his base salary at the rate prevailing at the time of such change in control plus (B) 100% of the bonus paid to him under his employment agreement. Each of these executives is prohibited from competing with the Company for the duration of their respective employment agreements and, if terminated for cause or upon voluntary resignation, for a period of one year thereafter.

Aggregated Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers as of December 31, 1996. No stock options were exercised by the Named Executive Officers during the year ended December 31, 1996. No stock appreciation rights have been granted or are outstanding.

                     Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                             Shares         Value           Number of Securities          Value of Unexercised
                            Acquired       Realized         Underlying Unexercised       in-the-Money Options at
                               on                           Options at FY-End (#)              FY-End (1)
                                                        ----------------------------- ----------------------------
          Name              Exercise (#)                 Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------  ------------   ---------     -------------  -------------  ------------   -------------
 Kevin Sheehan                    0            $0         37,500          37,500         $553,125       $553,125
 Joyce North                      0            $0         50,000          50,000         $762,500       $762,500
 Henry M. Cairo                   0            $0         25,000          25,000         $381,250       $381,250
 Marco Manzie                     0            $0         17,500          17,500         $266,875       $266,875
 Steven McPhee                    0            $0         12,500          12,500         $171,875       $171,875

                                       9

________________
(1)      The closing  price for the Common Stock as reported on the NASDAQ  National  Market System on December 31,
         1996 was $20.25.  Value is calculated by  multiplying  (i)  the difference  between  $20.25 and the option price of $5.00  (with  the  exception  of Kevin  Sheehan,  as to whom such  option  price is $5.50 and Mr.
         McPhee as to whom such option  price is $6.50) by  (ii) the  number of shares of Common  Stock  underlying the option.

Compensation Committee Interlocks and Insider Participation

     Ralph P. Muller, the Chairman of the Board of Directors and Chief Executive Officer of the Company, and Kevin Sheehan, the President of the Company, participated in deliberations of the Company's Board of Directors concerning executive compensation during 1996.

Board Compensation Committee Report on Executive Compensation

     Philosophy. The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate the compensation of its executive officers with the achievement of the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management. To meet these objectives, the Compensation Committee attempts to set the compensation of its executive officers at levels that it believes are competitive with other companies of the same size in the Company's industry, in light of the Company's then current and anticipated performance. The Compensation Committee endorses the position that equity interest in the Company by management is beneficial in aligning executive officers' and shareholders' interests in the enhancement of shareholder value.

     Components of Executive Compensation. Compensation of the Company's executive officers consists of both cash payments and grants of stock options. The annual cash compensation consists of a base salary and a bonus. Long-term incentives are provided through the grant of stock options under the Company's 1995 Stock Option Plan.

     Base Salaries and Bonuses. The Compensation Committee attempts to set base salaries and bonuses of its executive officers at levels that it believes are competitive with other Companies of the same size in the Company's industry. Information about appropriate salary and bonus levels has been determined by reviewing the public disclosure of the Company's competitors and through the Company's recruiting activities.

     Stock Options. The Compensation Committee grants stock options to the Company's executive officers pursuant to the Company's 1995 Stock Option Plan. The Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms at which option grants are made, the duration of the options and the number of shares subject to each option. The size of the option grants are generally based on the position level of the recipient. Through the award of stock options, the objective of aligning executive officers' long range interests with those of the shareholders is met by providing the executive officers with the opportunity to build a meaningful stake in the Company.

     In December 1994, the Internal Revenue Service issued amendments to the proposed regulations previously issued under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended. In general, Section 162(m) disallows a public company's deduction for compensation to any employee in excess of $1.0 million per year, unless such compensation is paid in connection with the attainment of performance goals established by the compensation committee of the board of directors and approved by the shareholders of such company in advance of the period during which services relating to such compensation were rendered. None of the executive officers of the Company presently receives, and the Compensation Committee does not anticipate that such persons will receive, annual cash compensation in excess of the $1 million cap provided in Section 162(m). The Compensation Committee intends to take the necessary steps to ensure compliance with Section 162(m).

                              CERTAIN TRANSACTIONS

Coconut Bay Resort

     Ralph P. Muller, the Chairman of the Board, Chief Executive Officer and the majority shareholder of the Company, owns 49% of the issued and outstanding capital stock of Coconut Bay Resort Properties, Inc. ("Coconut Bay"). In 1992, Coconut Bay developed the Coconut Bay Resort, located in Fort Lauderdale, Florida, consisting of 52 units which were sold as approximately 2,300 VOIs. The Company serves as exclusive sales agent for the sale of vacation ownership interests ("VOIs") at this resort, for which it receives a net commission equal to 45% of the purchase price of each VOI sold. During the year ended December 31, 1996, the Company received sales commissions from Coconut Bay of approximately $54,000. Substantially all VOIs in this resort were sold as of December 1993. However, the Company may in the future serve as sales agent with respect to VOIs which are re-acquired by Coconut Bay upon foreclosure or otherwise, although it does not anticipate that the revenues from such activities will be significant. The Company believes that the marketing fees it receives in connection with sales of VOIs in the Coconut Bay Resort are at rates which are no less favorable than the rates it receives in connection with sales of VOIs in properties owned by unaffiliated developers.

Surfsider and Surfrider Resorts

     Mr. Muller also owns approximately 33% of the issued and outstanding capital stock of Intracoastal Resorts, Inc. ("Intracoastal"). In 1993, Intracoastal developed the Surfsider resort, in Pompano, Florida, consisting of 17 units for sale as 884 VOIs. The Company served as exclusive sales and marketing agent for the sale of VOIs at this resort, for which it received a net commission equal to 46% of the purchase price of each VOI sold. The Company did not receive any sales commissions from Intracoastal from sales of VOIs at the Surfsider resort during the year ended December 31, 1996. As of December 31, 1993, substantially all of the VOIs had been sold at this resort.

     In addition to Surfsider resort, in 1994 Intracoastal developed the Surfrider resort, in Pompano Beach, Florida. Surfrider consists of 15 units for sale as 780 VOIs. As with the Surfsider resort, the Company served as exclusive sales and marketing agent for the sale of VOIs at this resort, for which it received a net commission equal to 46% of the purchase price of each VOI sold. For the year ended December 31, 1996, the Company received sales commissions from Intracoastal of approximately $20,000 from sales of VOIs at the Surfrider resort. As of December 31, 1995, substantially all of the VOIs had been sold at this resort.

     The Company believes that the commissions it receives in connection with sales of VOIs in the Surfsider and Surfrider resorts are at rates which are no less favorable than the rates it receives in connection with sales of VOIs in properties owned by unaffiliated developers.

Coconut Bay Loan

     During 1993, Coconut Bay loaned the Company an aggregate principal amount of $1,250,000. This loan was evidenced by a promissory note, bearing interest at an annual rate of prime plus 3.25% and is due and payable in August 1998. In August 1996, the Company made principal payments of $125,000 to Coconut Bay on account of this loan. As of December 31, 1996, $435,000 of the principal amount of this loan remained outstanding. The Company believes that the loan from Coconut Bay is on terms which are no less favorable than the Company could obtain from an unaffiliated lender.

Financial Consulting Agreement

     Effective January 1, 1996, the Company entered into a one year Financial Consulting Agreement with Josepthal pursuant to which it pays to Josepthal a monthly consulting fee of $5,000. Michael J. Kollender, a director of the Company, is a Senior Vice President at Josepthal.

Advances to Certain Executive Officers

     During 1996, the Company made advances to Kevin Sheehan, President of the Company, and to Henry Cairo, Chief Financial Officer and Chief Operating Officer of the Company, in the amounts of $156,300 and $69,000, respectively. Such amounts were advanced against the bonuses of Messrs. Sheehan and Cairo for 1996. There was no bonus granted to these individuals in 1996 and, as a result, Messrs. Sheehan and Cairo are indebted to the Company in the amounts of $156,300 and $69,000, respectively.

     The Company and Messrs. Sheehan and Cairo intend to negotiate the terms of repayment of such debts.

Director's Fee

     During the years ended December 31, 1994 and 1995, the Company paid Alice Muller, Ralph Muller's wife, an annual director's fee of approximately $104,000 and $76,000, respectively. Mrs. Muller resigned as a director of the Company in June 1995 and no longer receives any compensation from the Company.

Loan to Executive Officer

     In 1994, the Company made a loan to Kevin Sheehan, the Company's President, in the principal amount of $440,000, bearing interest at an annual rate of approximately 10%. The entire amount of this loan, together with all accrued interest, was paid by Mr. Sheehan in March 1995.

Sea America Option

     In March 1995, Mr. Muller granted the Company an option, exercisable at any time during the three-year period following the consummation of the Company's initial public offering, to purchase all of the outstanding capital stock of Sea America, Inc. for $10,000.

Tax Indemnification Agreements

     Mr. Muller has entered into Tax Allocation and Indemnification Agreements with certain affiliates of the Company which were S corporations prior to the consummation of the Company's initial public offering. These agreements generally provide that Mr. Muller will be indemnified by each of the S Corporations for any taxes due from Mr. Muller with respect to income derived by the S Corporations during periods covered thereby, and the S Corporations will be indemnified by Mr. Muller with respect to any overpayment to Mr. Muller in connection with estimated tax obligations of the S Corporations. The amount of Mr. Muller's obligation to indemnify any of the S Corporations, however, is limited to the amount of any corresponding reduction in Mr. Muller's liability for tax, interest or penalties (reduced by any related costs he incurs), while the S Corporations are obligated to indemnify Mr. Muller by paying him an amount that, after taking into account the tax effects to Mr. Muller of his payment of tax, interest or penalties and of his receipt of the indemnification payment made to him, equals the increase in Mr. Muller's liability for tax, interest and penalties. In addition, Mr. Muller need not make any indemnification payment to any of the S Corporations until he receives a refund or credit in respect of his corresponding liability for tax, interest or penalties, although the S Corporations are obligated to indemnify Mr. Muller at the time he pays tax, interest or penalties, irrespective of when the S Corporations receive a corresponding refund or credit. Finally, if Mr. Muller receives a refund or credit of tax, interest or penalties in respect of which he has been indemnified, he is obligated to repay the entity that indemnified him, upon receipt of the refund or credit, but the amount of his repayment cannot exceed an amount that, after giving effect to the tax consequences to Mr. Muller of the repayment and of the refund or credit he received (together with any interest or other amounts received), does not exceed the amount of that refund or credit (together with any interest or other amounts received), while the corresponding obligation of the S Corporations is to repay Mr. Muller the amount of the indemnification payment it received from him (together with any interest or other amounts received), irrespective of the amount of the refund or credit or the tax consequences of the refund or credit or of the repayment to Mr. Muller.

     In 1995, the Company adopted a policy that it will not enter into any transaction with any officer, director or principal shareholder of the Company or any entity controlled by such persons other than transactions which have been approved by a majority of the then outstanding shares of Common Stock held by shareholders who do not have an interest in such transaction, excluding shares owned by Ralph P. Muller, the Company's Chairman of the Board and Chief Executive Officer.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Coopers & Lybrand L.L.P. has served as the Company's independent accountants since January 1994. Since its appointment, Coopers & Lybrand L.L.P. has performed audit services for the Company commencing with the year ended December 31, 1993. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate shareholder questions.

                             STOCK PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative shareholder returns from a $100 investment in the Company's Common Stock and reinvestment of dividends from December 22, 1995 (the date the Common Stock was first offered to the public at an initial public price of $5.00 per share) through December 31, 1996 with the NASDAQ Stock Market-US Index and the Nasdaq Financial Index. The Company did not pay any dividends on its Common Stock during this period.

  DATE         COMPANY INDEX           MARKET INDEX             PEER INDEX
  ----         -------------           ------------             ----------

12/21/95          100.000                 100.000                 100.000
12/29/95          104.878                 101.113                 101.308
01/31/96          136.585                 101.613                 101.793
02/29/96          148.781                 105.485                 103.286
03/29/96          134.146                 105.836                 105.397
04/30/96          185.366                 114.618                 105.713
05/31/96          180.488                 119.881                 107.675
06/28/96          251.220                 114.476                 107.889
07/31/96          239.024                 104.380                 105.115
08/30/96          185.366                 110.122                 111.891
09/30/96          219.512                 118.547                 116.950
10/31/96          170.732                 117.237                 120.693
11/29/96          351.220                 124.489                 128.419
12/31/96          395.122                 124.362                 129.848

     The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Stock.

     PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE FROM NINE (9) TO FIFTEEN (15) THE MAXIMUM NUMBER OF DIRECTORS THAT MAY CONSTITUTE THE BOARD OF DIRECTORS

     The Company's Board of Directors has proposed an amendment to the Company's Articles of Incorporation that would increase from nine to fifteen the maximum number of directors that may sit at any time on the Board of Directors. The adoption of the amendment requires approval of the amendment by the Company's shareholders.

     The Board of Directors believes that it is in the best interest of the Company to increase the authorized number of directors that may sit on the board because it will allow the Company increased flexibility to nominate members of the Board with a broader range of experience and expertise.

     The Board recommends that the first paragraph of Article V of the Company's Articles of Incorporation be amended to read as follows:

     The number of directors constituting the Corporation's Board of Directors shall not be less than three (3) nor more than fifteen (15), the exact number to be fixed from time to time in the manner provided in the Bylaws of the Corporation.

     A copy of the entire text of the Company's Articles of Incorporation, amended as proposed herein, is provided herewith as Appendix A to this Proxy Statement. The bold face portions of the first paragraph of Article V, as set forth in Appendix A, reflect the changes in the Company's Articles of Incorporation that will result from the approval of this proposed amendment at the Annual Meeting.

     If the amendment to the Articles of Incorporation is approved at the Annual Meeting, it will become effective upon the filing of the amendment with the Secretary of State of the State of Florida, which is expected to be accomplished as promptly as practicable after such approval is obtained.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE FROM NINE (9) TO FIFTEEN (15) THE MAXIMUM NUMBER OF DIRECTORS THAT MAY CONSTITUTE THE COMPANY'S BOARD OF DIRECTORS.

     PROPOSAL TO APPROVE AN AMENDMENT TO THE DIRECTORS' STOCK OPTION PLAN TO INCREASE FROM 40,000 TO 100,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE DIRECTORS' STOCK OPTION PLAN

     The Company's Board of Directors has unanimously approved, subject to approval by the Company's shareholders, an amendment to the Directors' Stock Option Plan to increase from 40,000 to 100,000 the number of shares of Common Stock reserved for issuance pursuant to such plan. The text of the Directors' Stock Option Plan, as amended by the Company's Board of Directors, is attached hereto as Exhibit B. The material features of the Directors' Stock Option Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Directors' Stock Option Plan.

     The purpose of the Directors' Stock Option Plan is to attract and retain non-employee directors by providing additional incentives and to encourage stock ownership in the Company by such persons. The Directors' Stock Option Plan is to be administered by the Company's Board of Directors who shall have the authority to adopt those rules and regulations and make those determinations not inconsistent with the terms of the plan that are necessary or desirable for the implementation and administration thereof.

     An aggregate of 100,000 shares of Common Stock have been reserved, subject to approval by the Company's shareholders, for issuance upon exercise of options ("Options") granted under the Directors' Stock Option Plan. As of the date hereof, Options to purchase 50,000 shares of Common Stock at an exercise prices ranging from $6.50 to $ 10.50 per share have been granted, subject to shareholder approval of the amendment to the Directors' Stock Option Plan, to the Company's non-employee directors. The shares acquired upon exercise of Options granted under the Directors' Stock Option Plan will be authorized and unissued shares of Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Directors' Stock Option Plan. If any Option granted under the Directors' Stock Option Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that Option will again be available for the grant of additional Options.

Eligibility

     Any person who is a member of the Company's Board of Directors and who is not an employee, full-time or part-time, of the Company or its subsidiaries is eligible to receive grants of Options under the Directors' Stock Option Plan (each an "Eligible Director").

Terms and Conditions

     Pursuant to the Directors' Stock Option Plan, each Eligible Director shall receive the grant of an Option to purchase 2,000 shares of Common Stock on the date such individual is first elected as a member of the Company's Board of Directors. Thereafter, each Eligible Director shall receive an annual grant of an Option to purchase 2,000 shares of Common Stock on the date of each annual meeting of the Company's shareholders subsequent to such Eligible Director's election as a director of the Company, beginning with the first such annual meeting following election that occurs after December 31, 1996. Upon the grant of Options, the Company and each Eligible Director shall enter into an Option agreement, which agreement shall specify, among other things, the grant date and the exercise price.

     The exercise price of any Option granted pursuant to the Directors' Stock Option Plan shall be the "Fair Market Value" of the Common Stock underlying such Option at the close of business on the date of grant of such Option unless the Board of Directors shall determine otherwise in a fair and uniform manner. "Fair Market Value" on any date of reference shall be the closing price of the Common Stock on the business day immediately preceding such date of grant. For purposes of determining Fair Market Value, the closing price of the Common Stock on any business day shall be (i) if such Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sales price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five (5) of the ten (10) preceding days.

     Options granted under the Directors' Stock Option Plan are not exercisable until after six (6) months following their grant to an Eligible Director. Thereafter, such Options shall be exercisable in full for a period of ten (10) years from the date of grant. No Option granted under the Directors' Stock Option Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an Option is exercisable only by such optionee.

     Under the Directors' Stock Option Plan, an Option is deemed exercised when
(i) the Company has received written notice of such exercise in accordance with the terms of the Option (as set forth in the Option agreement); (ii) full payment of the aggregate Option price of the shares as to which the Option is exercised has been made; and (iii) arrangements that are satisfactory to the Board of Directors, in its sole discretion, have been made for the payment to the Company of the amount that is necessary for the Company to withhold in accordance with applicable Federal or State tax withholding requirements.

     Shares of Common Stock purchased upon the exercise of Options must be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of Common Stock, or a combination of the above. If paid in whole or in part with shares of already owned Common Stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. Proceeds from the sale of Common Stock pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes.

     Pursuant to the Directors' Stock Option Plan, if an optionee ceases to be a director for any reason other than for cause, which includes removal as a result of acts of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary, the unexercised portion of the optionee's Options shall terminate three (3) months following such termination. If an optionee is removed for cause, the unexercised portion of such optionee's Options shall terminate immediately upon such termination. If an optionee's employment is terminated by reason of the optionee's death, the unexercised portion of the optionee's Options shall terminate twelve (12) months after the optionee's death.



       FEDERAL INCOME TAX CONSEQUENCES OF THE DIRECTORS' STOCK OPTION PLAN

     The Directors' Stock Option Plan is not qualified under the provisions of
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. All Options granted under the Directors' Stock Option Plan will be non-qualified stock options.

     On exercise of an Option, a director generally will recognize ordinary income on the earlier of (i) the expiration of the six (6) month period after the exercise of the Option and (ii) the first day on which a sale at a profit of shares acquired on exercise of the Option would not subject the director to liability under Section 16(b) of the Exchange Act. The amount of ordinary income will equal the excess, if any, of the fair market value of the shares on the date the income is recognized over the exercise price of the Option. The director, however, is entitled under section 83(b) of the Code to elect to recognize ordinary income on the date of exercise of the Option, in which case the amount of income will be equal to the excess, if any, of the fair market value of the shares on that date over the exercise price of the Option. A section 83(b) election must be made within 30 days after exercising an Option. The income recognized by the director will be subject to the withholding of Federal income tax. The director's tax basis in the shares of Common Stock acquired on exercise of any Option will be the fair market value of those shares used in determining the amount of ordinary income recognized by the director. The director's holding period for those shares will begin on the date of exercise of the Option.

     If an optionee pays for shares of Common Stock on exercise of an Option by delivering shares of the Company's Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

     The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL APPROVING THE AMENDMENT OF THE DIRECTORS' STOCK OPTION PLAN TO INCREASE FROM 40,000 TO 100,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE DIRECTORS' STOCK OPTION PLAN.

                                 OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as they may deem appropriate, unless they are directed by a proxy to do otherwise.


                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1998 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than February 1, 1998.


                                            By Order of the Board of Directors



                                            RALPH P. MULLER
                                            Chairman of the Board and
                                            Chief Executive Officer

Fort Lauderdale, Florida
June 7, 1997

                                                                   EXHIBIT A

                               ARTICLE I - NAME

     The name of the Corporation is VACATION BREAK U.S.A., INC. (hereinafter called the "Corporation").


                        ARTICLE II - PRINCIPAL OFFICE

     The address of the principal office and the mailing address of the Corporation is 6400 N. Andrews Avenue, Park Plaza, Suite 200, Ft. Lauderdale, Florida 33309.


                         ARTICLE III - CAPITAL STOCK

     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is (i) 25,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 25,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

     A. Provisions Relating to the Common Stock.

     1. Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock. The holders of the Common Stock shall be entitled to one vote per share on all matters submitted to a vote of shareholders, including, without limitation, the election of directors.

     2. Dividends. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

     3. Liquidating Distributions. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

     B. Provisions relating to Preferred Stock.

     1. General. The Preferred Stock may be issued from time to time, in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

     2. Preferences. Subject to the rights of the holders of the Corporation's Common Stock, authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time, in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance, conversion and redemption of any such Preferred Stock and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

     a. whether or not the class or series is to have voting rights, special or conditional, full or limited, or is to be without voting rights;

     b. the number of shares to constitute the class or series and the designations thereof;

     c. the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

     d. whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

     e. whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

     f. the dividend rate, whether dividends are payable in cash, stock or other property of the Corporation, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

     g. the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     h. whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

     i. such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

     The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class, or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

                        ARTICLE IV - REGISTERED AGENT

     The street address of the Corporation's registered office in the State of Florida is 6400 N. Andrews Avenue, Park Plaza, Suite 200, Ft. Lauderdale, Florida 33309, and the name of its registered agent at such address is Ralph P. Muller.

                        ARTICLE V - BOARD OF DIRECTORS

     The number of directors constituting the Corporation's Board of Directors shall not be less than three (3) nor more than fifteen (15), the exact number to be fixed from time to time in the manner provided in the Bylaws of the Corporation.

                ARTICLE VI - LIMITATION ON DIRECTOR LIABILITY

     A director shall not be personally liable to the Corporation or the holders of shares of capital stock for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the Corporation or such holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 607.0831 of the Florida Business Corporation Act (the "FBCA"), or (iv) for any transaction from which such director derives an improper personal benefit. If the FBCA is hereafter amended to authorize the further or broader elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the FBCA, as so amended. No repeal or modification of this Article VI shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.

                      ARTICLE VII - SHAREHOLDER ACTION

     Any required action or vote of shareholders of the Corporation must be taken at a meeting duly called and held, and may not be taken by written consent in lieu of a meeting.

              ARTICLE VIII - SPECIAL MEETINGS OF SHAREHOLDERS

     Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock, special meetings of shareholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (ii) the Corporation's Chief Executive Officer or (iii) the holders of at least one-third of the outstanding shares of capital stock of the Corporation.

                         ARTICLE IX - INDEMNIFICATION

     The Corporation shall indemnify and advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by law as now or hereafter in effect. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board of Directors may from time to time deem appropriate or advisable.

                             ARTICLE X - AMENDMENT

     Except as provided herein, these Amended and Restated Articles of Incorporation may be altered, amended or repealed by the shareholders of the Corporation in accordance with Florida law.

                                                                      EXHIBIT B
                           VACATION BREAK U.S.A., INC.
                       ___________________________________

                          DIRECTORS' STOCK OPTION PLAN
                      ____________________________________


     1. Purpose. The purpose of this Plan is to advance the interests of VACATION BREAK U.S.A., INC., a Florida corporation, by providing an additional incentive to attract and retain nonemployee directors through the encouragement of stock ownership in the Company by such persons.

     2. Definitions. As used herein, the following terms shall have the meaning indicated:

     (a) "Annual Meeting Date" shall mean the date of the annual meeting of the Company's shareholders at which the Directors are elected.

     (b) "Board" shall mean the Company's Board of Directors.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

     (e) "Company" shall refer to VACATION BREAK U.S.A., INC., a Florida corporation.

     (f) "Director" shall mean a member of the Board.

     (g) "Eligible Director" means any person who is a member of the Board and who is not an employee, full time or part time, of the Company or its subsidiaries. For purposes of this Plan, a director who does not receive regular compensation from the Company or its subsidiaries, other than directors' fees and reimbursement for expenses, shall not be considered to be an employee of the Company, even if such director is an officer of a subsidiary of the Company.

     (h) "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause
(i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

     (i) "Initial Grant Date" means the later of (i) March 25, 1996, and (ii) the date on which a person is elected as a member of the Board.

     (j) "Option" (when capitalized) shall mean any option granted under this Plan.

     (k) "Option Agreement" shall mean the agreement between the Company and the Optionee for the grant of an option.

     (l) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

     (m) "Parent" shall mean a "parent corporation" as defined in Section 425(e) and (g) of the Code.

     (n) "Plan" shall mean this Directors' Stock Option Plan for the Company.

     (o) "Share(s)" shall mean a share or shares of the Common Stock.

     (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Shares and Options. Subject to Section 9 of this Plan, the Company may grant to Optionees from time to time Options to purchase an aggregate of up to one hundred thousand (100,000) shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

     4. Grants of Options.

     (a) On the Initial Grant Date, each Eligible Director shall receive the grant of an Option to purchase 2,000 Shares.

     (b) Each Eligible Director shall receive an annual grant of an Option to purchase 2,000 Shares on each Annual Meeting Date, beginning with the first Annual Meeting Date that occurs after December 31, 1996 and that is after the Initial Grant Date for each such Eligible Director.

     (c) Upon the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement, which shall specify the grant date and the exercise price and shall include or incorporate by reference the substance of this Plan and such other provisions consistent with this Plan as the Board may determine.

     5. Exercise Price. The exercise price per Share of any Option shall be the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

     6. Exercise of Options. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or State tax withholding requirements. The exercise price of any Shares purchased shall be paid in cash, by certified or official bank check or personal check, by money order, with Shares or by a combination of the above. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 9 hereof.

     7. Exercise Schedule for Options. Each Option granted hereunder shall not be exercisable until after six months following the date of grant of the Option to the Eligible Director. Thereafter, such Option shall be exercisable in full. The expiration date of an Option shall be 10 years from the date of grant of the Option.

     8. Termination of Option Period.

     (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

     (i) three months after the date on which the Optionee ceases to be a Director for any reason other than by reason of (A) "Cause" (which, for purposes of this Plan, shall mean the removal of the Optionee as a Director by reason of any act of (1) fraud or intentional misrepresentation, or (2) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary), or (B) death;

     (ii) immediately upon the removal of the Optionee as a Director for Cause;

     (iii) one year after the date the Optionee ceases to be a Director by reason of death of the Optionee;

     (b) The Board in its sole discretion may, by giving written notice ("Cancellation Notice"), cancel any Option that remains unexercised on the date of the consummation of any corporate transaction:

     (i) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

     (ii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

     Any Cancellation Notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.

     9. Adjustment of Shares.

     (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

     (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

     (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

     (b) Subject to the specific terms of any Option, the Board may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Board's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(i) or (ii) hereof.

     (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Shares then subject to outstanding Options granted under the Plan.

     (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     10. Transferability of Options. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

     11. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Board may require such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

     (a) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

     (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

     12. Administration of the Plan. The Plan shall be administered by the Board, which shall have the authority to adopt such rules and regulations and to make such determinations as are not inconsistent with the Plan and as are necessary or desirable for the implementation and administration of the Plan.

     13. Interpretation. If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. This Plan shall be governed by the laws of the State of Florida. Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     14. Term of Plan; Amendment and Termination of the Plan.

     (a) This Plan shall become effective upon its adoption by the Board, and shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option shall be granted after 10 years from the date of the Board's adoption of this Plan.

     (b) The Board may from time to time amend the Plan or any Option;
provided, however, that, without approval by the Company's shareholders, no such amendment shall (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of Shares or other securities reserved for issuance upon the exercise of Options, (iii) materially modify the requirements as to eligibility for participation under the Plan or

(iv) otherwise involve any other change or modification requiring shareholder approval under Rule 16b-3 of the Securities Act of 1933, as amended; and, provided, further, that, except to the extent otherwise specifically provided in
Section 8, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

     (c) Notwithstanding anything else contained herein, the provisions of this Plan which govern the number of Options to be awarded to nonemployee directors, the exercise price per share under each such Option, when and under what circumstances an Option will be granted and the period within which each Option may be exercised, shall not be amended more than once every six months (even with shareholder approval), other than to conform to changes to the Code, or the rules promulgated thereunder, and under the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission.

     (d) The Board, without further approval of the Company's shareholders, may at any time terminate or suspend this Plan. Any such termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated. The rights and obligations under any Option granted to any Optionee while this Plan is in effect shall not be altered or impaired by the suspension or termination of this Plan without the consent of such Optionee.

     15. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                           VACATION BREAK U.S.A., INC.
                             6400 N. Andrews Avenue
                              Park Plaza, Suite 200
                          Ft. Lauderdale, Florida 33309



      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS


     The undersigned holder of common stock of Vacation Break U.S.A., Inc., a Florida corporation (the "Company"), hereby appoints Ralph P. Muller and Henry
M. Cairo, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock of the Company that the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders of the Company, to be held on Friday, June 27, 1997, at 12:00 p.m., local time, at the Sea Gardens Beach and Tennis Resort, 615 N. Ocean Blvd., Pompano Beach, Florida, and at any adjournment(s) or postponement(s) thereof.

     The Board of Directors recommends a vote FOR the election of all the director nominees listed in proposal (1) below and the other proposals set forth.

     Proposal 1. Election of Ralph P. Muller, Kevin Sheehan, Joyce North, Henry
M. Cairo, Steven McPhee, Ronald J. Korn, Richard Adrey, Michael J. Kollender, Edward R. Allen and Francis X. Maguire as directors of the Company.

     VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any).
________________________________________________________________________________

     VOTE WITHHELD from all nominees.

     Proposal 2. Approval of the amendment to the Articles of Incorporation to provide that the number of directors constituting the Board of Directors shall not be less than three (3) nor more than fifteen (15).

                  [ ] FOR           [ ] AGAINST               [ ] ABSTAIN


     Proposal 3. Approval of the amendment to the Directors' Stock Option Plan and the reservation of 100,000 shares of Common Stock for issuance pursuant to the Directors' Stock Option Plan.

                  [ ] FOR           [ ] AGAINST               [ ] ABSTAIN


     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

                           (continued from other side)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

     The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company's 1996 Annual Report to Shareholders.


                                Dated: _______________________________, 1997


                                __________________________________________
                                                 (Signature)

                                __________________________________________
                                         (Signature if held jointly)


                               IMPORTANT:   Please sign exactly as your name
                               appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.